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                                  EXHIBIT 21.1
                       LIST OF SUBSIDIARIES OF THE COMPANY

FIDELITY HOLDINGS, INC.

         -        Major Acquisition Corp.

                  -        Major Automotive Group, Inc.
                           -        Major Chevrolet, Inc.
                           -        Major Chrysler Plymouth Jeep Eagle, Inc.
                           -        Major Dodge, Inc.
                           -        Major Subaru, Inc.
                           -        Major Kia, Inc.

         -        Major Automotive of New Jersey, Inc.
                  -        Compass Lincoln-Mercury, Inc.
                  -        Compass Dodge, Inc.

         -        Major Orange Properties, LLC

         -        Major Automotive Realty Corp.

         -        Hempstead Mazda, Inc.

         -        Major Nissan of Garden City, Inc.

         -        Major Daewoo, Inc.

         -        C.B.S. Computer Business Sciences Ltd. (Israel)

         -        786710 Ontario Ltd (Info Systems)

         -        ICS Globe, Inc.

         -        International Calling Services, Inc.

         -        IG2, Inc. (VA)

         -        CarsTV.com, Inc.

         -        Mid-Atlantic Telecommunications, Inc.

         -        Premo-Plast, Inc.
                  -        Maxflo, Inc. 80% (20% OWNED BY PDC, LLC)

         -        Energy Plus, Inc.

         -        Cryogenix, Inc.

         -        Ever Safe, Inc.

         -        Slack 2000, Inc.

         -        Major Fleet & Leasing Corp.